                                                      Registration No. 333-69568

As filed with the Securities and Exchange Commission on January 8, 2002

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                 AMENDMENT NO. 2

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                         SEAVIEW VIDEO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                                 87-0438640
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

     111 Second Avenue N.E., Suite 1600
        St. Petersburg, Florida                                    33701
(Address of principal executive offices)                         (Zip Code)

                          2001 Consultant Services Plan
                            (Full title of the plan)

       George Bernardich                                 Copy to:
    Chief Executive Officer
111 Second Avenue N.E., Suite 1600                 Martin A. Traber, Esquire
     St. Petersburg, Florida                           Foley & Lardner
        (727) 866-3660                        100 North Tampa Street, Suite 2700
(Name, address and telephone number,                  Tampa, Florida 33602
including area code, of agent for service)             (813) 229-2300
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------- ------------------- ------------------- ------------------
                                           Proposed Maximum    Proposed Maximum
Title of Securities to    Amount to be    Offering Price Per  Aggregate Offering     Amount of
     be Registered         Registered           Share               Price          Registration Fee
------------------------ ---------------- ------------------- ------------------- ------------------
     Common Stock,
    $.001 par value       121,212 shares       $.33 (1)          $40,000 (1)           $10.00
------------------------ ---------------- ------------------- ------------------- ------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on January 3, 2002.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT

     Seaview Video Technology, Inc. has previously registered 211,000 shares of its common stock, par value $.001 per share of Common Stock for issuance under the 2001 Consultants Services Plan for Seaview Video Technology, Inc. (the
"Plan"). The registration of such shares was effected on a form S-8 Registration
Statement filed with the Securities and Exchange Commission on September 18,
2001 and under Amendment No. 1 to Form S-8 filed on October 25, 2001, bearing the file number 333-69568 (the "Earlier Registration Statements"). This
Registration Statement is being filed to register an additional 121,212 securities of the same class as those for which the Earlier Registration
Statements are effective. Accordingly, pursuant to General Instruction E of Form
S-8, the contents of the Earlier Registration Statements are hereby incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

       Exhibit No.                  Exhibit

           (4)             2001 Consultant Services Plan*

           (5)             Opinion of Foley & Lardner

         (23.1)            Consent of Carol McAtee, CPA

         (23.2)            Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24)             Power of Attorney relating to subsequent amendments
                           (included on the signature page to this Registration
                           Statement)

* Previously filed.
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 8th day of
January, 2002.

                                               SeaView Video Technology, Inc.

                                               By:/s/ George S. Bernardich, III
                                               George S. Bernardich, III
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                         Title                       Date

/s/ George S. Bernardich, III    Chief Executive Officer
-----------------------------
GEORGE S. BERNARDICH, III        (Principal Executive Officer)   JANUARY 8, 2001

/s/ Douglas Bauer                Chief Financial Officer
-----------------------------
DOUGLAS BAUER                    (Principal Executive Officer)   JANUARY 8, 2001

/s/ James R. Cox
-----------------------------
JAMES R. COX                     Secretary and Treasurer         JANUARY 8, 2001

/s/ Myles J. Gould
-----------------------------
MYLES J. GOULD                   Director                        JANUARY 8, 2001

/s/ Bradford M. Gould
-----------------------------
BRADFORD M. GOULD                Director                        JANUARY 8, 2001

                                    Exhibits.

          SeaView Video Technology, Inc. 2001 Consultant Services Plan

       Exhibit No.                 Exhibit

           (4)              2001 Consultant Services Plan*

           (5)              Opinion of Foley & Lardner

          (23.1)            Consent of Carol Atee, CPA

          (23.2)            Consent of Foley & Lardner (contained in Exhibit 5
                            hereto)

           (24)             Power of Attorney relating to subsequent amendments
                            (included on the signature page to this Registration
                            Statement)

* Previously filed.